EXHIBIT 32.2

SECTION 906 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2006, I, Michael J. Schuh, Chief Financial Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ MICHAEL J. SCHUH
Michael J. Schuh
Vice President-Finance, Chief Financial Officer and
Treasurer
(Principal Financial Officer)

March 14, 2007

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